EXHIBIT 10.9

[Name]

[Address]

July__, 2018

Gyrotron Technologies, Inc.

3412 Progress Drive

Bensalem, PA 19020

Re: 10% Convertible Redeemable Series A Preferred Stock, 10% Convertible Redeemable Series B Preferred Stock, 10% Convertible Redeemable Series B-1 Preferred Stock (together “Preferred Stock”)

Gentlemen:

Reference is hereby made to the Preferred Stock of Gyrotron Technologies, Inc. (the “Company”) that the undersigned expects to purchase from a third party. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Certificates of Designation with respect to the Preferred Stock.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned has agreed as of July 11, 2018 with respect to the Preferred Stock referenced in the paragraph above, that notwithstanding the terms of the Preferred Stock upon acquiring such Preferred Stock it waives its right (i) to convert such Preferred Stock into Common Stock and (ii) to vote its Preferred Stock on an as converted basis, until July 11, 2019.

This agreement has been duly executed and delivered by the undersigned and constitutes the valid and binding obligation and waiver of the undersigned, enforceable against it in accordance with the terms hereof.

No other term or provision of the Certificate of Designation or of the rights of the undersigned shall be affected by this agreement other than as specifically provided for herein.

This agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto. This agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules applied in such state.

This agreement shall be construed to effectuate the mutual intent of the parties. Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this agreement.

This agreement may be executed in one or more counterparts and by facsimile or other electronic transmission, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[NAME]

By:
Name:
Title:

ACCEPTED: Gyrotron Technologies, Inc.

By:
Name:
Title: